Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS SECOND QUARTER 2024 OPERATING RESULTS

Dallas, TX — July 23, 2024 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended June 30, 2024.
“We are pleased with the second quarter results, highlighted by improved credit quality, stabilized NIM and continued repositioning of our balance sheet,” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. “Our LDR, excluding mortgage warehouse, dropped below 86%, we built capital and continue to execute on our strategic plan.”

	Quarter to Date		Year to Date
Financial Highlights	Q2 2024	Q1 2024	Q2 2024	Q2 2023
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$27,202	$24,156	$51,358	$72,141
Diluted EPS	0.50	0.44	0.94	1.32
Book value per common share	28.49	28.23	28.49	27.48
Return on average assets[1]	0.87%	0.79%	0.83%	1.18%
Return on average equity[1]	7.10	6.33	6.72	9.74
Net interest margin	3.29	3.24	3.27	3.60
Efficiency ratio	59.11	62.45	60.72	49.17
Non-GAAP[2]
Operating earnings	$28,310	$29,137	$57,447	$77,947
Diluted operating EPS	0.52	0.53	1.05	1.43
Tangible book value per common share	20.62	20.33	20.62	19.41
Pre-tax, pre-provision operating earnings	44,420	43,656	88,076	124,981
Pre-tax, pre-provision operating return on average assets[1]	1.42%	1.42%	1.42%	2.05%
Pre-tax, pre-provision operating return on average loans[1]	1.83	1.84	1.83	2.63
Operating return on average assets[1]	0.91	0.95	0.93	1.28
Return on average tangible common equity[1]	10.54	9.52	10.03	14.55
Operating return on average tangible common equity[1]	10.94	11.34	11.14	15.66
Operating efficiency ratio	58.41	58.73	58.57	47.21
1 Annualized ratio.
2 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.

Other Second Quarter Financial, Credit and Company Highlights

•Pre-tax, pre-provision operating return on average assets was 1.42% as of June 30, 2024;
•Nonperforming assets (“NPAs”) decreased 17 bps from the prior quarter to 0.65% of total assets;
•Net interest margin (“NIM”) increased to 3.29%, a 5 bps improvement from the prior quarter;
•Common equity tier 1 capital grew 12 bps from the prior quarter to 10.49%;
•Total deposits grew $71.0 million, or 2.67% annualized, compared to March 31, 2024;
•Total loans grew $70.3 million, or 2.88% annualized, compared to March 31, 2024;
•Loan to deposit ratio, excluding mortgage warehouse loans, decreased to 85.9% as of June 30, 2024 compared to 86.9% as of March 31, 2024 and 100.4% as of June 30, 2023;
•Tangible book value per common share increased to $20.62;
•Allowance for credit losses (“ACL”) to total loans held for investment (“LHI”) increased to 1.16%, compared to 1.15% as of March 31, 2024 and 1.05% as of June 30, 2023;
•Named one of the “Best Companies to Work For”, “Best in Banking” and “Best Companies in the South” by the 2024 - 2025 U.S. News & World Report which evaluates companies based on quality of pay, work/life balance, and opportunities for professional development and advancement; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on August 23, 2024.

Results of Operations for the Three Months Ended June 30, 2024
Net Interest Income
For the three months ended June 30, 2024, net interest income before provision for credit losses was $96.2 million and net interest margin was 3.29% compared to $92.8 million and 3.24%, respectively, for the three months ended March 31, 2024. The $3.4 million increase, or 3.7%, in net interest income before provision for credit losses was primarily due to a $5.0 million increase in interest income on loans driven by an increase in loan yields, a $1.7 million increase in interest income on debt securities and other investments and a $1.2 million decrease in interest expense on transaction and savings deposits. The increase in net interest income was partially offset by a $4.3 million increase in interest expense on certificates and other time deposits, during the three months ended June 30, 2024. NIM increased 5 bps compared to the three months ended March 31, 2024, primarily due to an increase in loan yields during the three months ended June 30, 2024, partially offset by an increase in rates on certificates and other time deposits.
Compared to the three months ended June 30, 2023, net interest income before provision for credit losses for the three months ended June 30, 2024 decreased by $4.6 million, or 4.6%. The decrease was primarily due to a $16.7 million increase in interest expense on certificates and other time deposits and a $12.7 million increase in interest expense on transaction and savings deposits. The decrease was partially offset by a $16.1 million decrease in interest expense on advances from the Federal Home Loan Bank (“FHLB”), a $5.2 million increase in interest income on debt securities and a $3.3 million increase in interest income on loans driven by an increase in loan yields and average balances. NIM decreased 22 bps from 3.51% for the three months ended June 30, 2023. The decrease was primarily due to the increase in funding costs on deposits during the three months ended June 30, 2024, partially offset by an increase in loan yields and debt securities.

Noninterest Income
Noninterest income for the three months ended June 30, 2024 was $10.6 million, an increase of $3.9 million, or 58.8%, compared to the three months ended March 31, 2024. The increase was primarily due to a $6.3 million loss on sales of investment securities in the prior quarter as a result of a strategic restructuring, in which we sold $120.1 million of lower-yielding available for sale (“AFS”) securities, at amortized cost, with a 3.11% average yield, and reinvested the proceeds in higher yielding AFS securities with a 6.24% average yield, which occurred in March of 2024, with no corresponding transaction in the three months ended June 30, 2024. The increase was partially offset by a $1.3 million decrease in government guaranteed loan income, primarily driven by a decrease in the Company’s SBA and USDA sales, a $746 thousand decrease in other income and a $303 thousand decrease in loan fees.
Compared to the three months ended June 30, 2023, noninterest income for the three months ended June 30, 2024 decreased by $3.1 million, or 22.7%. The decrease was primarily due to a $2.8 million decrease in government guaranteed loan income, primarily driven by a decrease in the Company’s USDA sales, a $657 thousand decrease in customer swap income and a $485 thousand decrease in equity method investment income. Additionally, the decrease was related to a $298 thousand decrease in service charges and fees on deposit accounts. The decrease was partially offset by a $687 thousand increase in loan fees and a $463 thousand increase in other income.
Noninterest Expense
Noninterest expense was $63.1 million for the three months ended June 30, 2024, compared to $62.1 million for the three months ended March 31, 2024, an increase of $1.0 million, or 1.7%. The increase was primarily due to a $1.4 million increase in other noninterest expense, a $430 thousand increase in marketing expenses and a $241 thousand increase in data processing and software expense. The increase is partially offset by a $575 thousand decrease in salaries and employee benefits and a decrease of $436 thousand in professional and regulatory fees driven by FDIC insurance assessment expense, which decreased $203 thousand compared to the three months ended March 31, 2024.
Compared to the three months ended June 30, 2023, noninterest expense for the three months ended June 30, 2024 increased by $5.9 million, or 10.4%. The increase was primarily due to a $4.1 million increase in salaries and employee benefits and a $3.6 million increase in other noninterest expense. The increase was partially offset by a $1.3 million decrease in professional and regulatory fees driven by FDIC insurance assessment expense, which decreased $937 thousand compared to the three months ended June 30, 2023 and a $651 thousand decrease in marketing expense.

Financial Condition
Total LHI was $9.21 billion at June 30, 2024, a decrease of $40.5 million, or 1.7% annualized, compared to March 31, 2024.
Total deposits were $10.72 billion at June 30, 2024, an increase of $71.0 million, or 2.7% annualized, compared to March 31, 2024. The increase was primarily the result of an increase of $257.8 million in certificates and other time deposits and an increase of $67.5 million in noninterest-bearing deposits. The increase was partially offset by a decrease of $13.6 million in correspondent money market account balances and a decrease of $240.7 million in interest-bearing transaction and savings deposits.

Credit Quality
NPAs totaled $83.0 million, or 0.65% of total assets, of which $58.8 million represents LHI and $24.3 million represents other real estate owned (“OREO”) at June 30, 2024, compared to $103.8 million, or 0.82% of total assets, at March 31, 2024. The Company had net charge-offs of $6.9 million for the three months ended June 30, 2024. Annualized net charge-offs to average loans outstanding were 28 bps, of which 16 bps were acquired credits, for the three months ended June 30, 2024, compared to 22 bps and 48 bps for the three months ended March 31, 2024 and June 30, 2023, respectively.
ACL as a percentage of LHI was 1.16%, 1.15% and 1.05% at June 30, 2024, March 31, 2024 and June 30, 2023, respectively. The Company recorded a provision for credit losses of $8.3 million, $7.5 million and $15.0 million for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively. The recorded provision for credit losses for the three months ended June 30, 2024, compared to the three months ended March 31, 2024, was primarily attributable to an increase in general reserves as a result of changes in economic factors. As the balance for unfunded commitments for the three months ended June 30, 2024 remained stable compared to the three months ended March 31, 2024, the Company recorded no benefit or provision for unfunded commitments for the three months ended June 30, 2024. The Company recorded a $1.5 million and a $1.1 million benefit for unfunded commitments for the three months ended March 31, 2024, and June 30, 2023, respectively.

Income Tax
Income tax expense for the three months ended June 30, 2024 totaled $8.2 million, an increase of $1.0 million, or 13.6%, compared to the three months ended March 31, 2024. The Company’s effective tax rate was approximately 23.2% for the three months ended June 30, 2024. The increase was primarily due to an one-time tax expense of $527 thousand, which is excluded from operating earnings, and a net discrete tax expense of $410 thousand associated with the recognition of an excess tax expense realized on share-based payment awards.
Dividend Information

After the close of the market on Tuesday, July 23, 2024, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after August 23, 2024 to stockholders of record as of the close of business on August 9, 2024.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share of the Company; operating earnings; tangible common equity to tangible assets; return on average tangible common equity; pre-tax, pre-provision operating earnings; pre-tax, pre-provision operating return on average assets; pre-tax, pre-provision operating return on average loans; diluted operating earnings per share; operating return on average assets; operating return on average tangible common equity; and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, July 24, 2024, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/kp9m28ir and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference: https://register.vevent.com/register/BIc18141b3387848439444d3060b38d779. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; turmoil in the banking industry, responsive measures to mitigate and manage such turmoil and related supervisory and regulatory actions and costs; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.50	$0.44	$0.06	$0.60	$0.62	$0.94	$1.33
Diluted EPS	0.50	0.44	0.06	0.60	0.62	0.94	1.32
Book value per common share	28.49	28.23	28.18	27.46	27.48	28.49	27.48
Tangible book value per common share[1]	20.62	20.33	20.21	19.44	19.41	20.62	19.41
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.40	0.40

Common Stock Data:
Shares outstanding at period end	54,350	54,496	54,338	54,305	54,261	54,350	54,261
Weighted average basic shares outstanding for the period	54,457	54,444	54,327	54,300	54,247	54,451	54,199
Weighted average diluted shares outstanding for the period	54,823	54,842	54,691	54,597	54,486	54,832	54,546

Summary of Credit Ratios:
ACL to total LHI	1.16%	1.15%	1.14%	1.14%	1.05%	1.16%	1.05%
NPAs to total assets	0.65	0.82	0.77	0.65	0.55	0.65	0.55
NPAs to total loans and OREO	0.85	1.06	0.99	0.83	0.70	0.85	0.70
Net charge-offs to average loans outstanding[4]	0.28	0.22	0.40	0.08	0.48	0.25	0.26

Summary Performance Ratios:
Return on average assets[4]	0.87%	0.79%	0.11%	1.06%	1.10%	0.83%	1.18%
Return on average equity[4]	7.10	6.33	0.92	8.58	8.96	6.72	9.74
Return on average tangible common equity[1,4]	10.54	9.52	2.00	12.80	13.35	10.03	14.55
Efficiency ratio	59.11	62.45	77.49	54.49	49.94	60.72	49.17
Net interest margin	3.29	3.24	3.31	3.46	3.51	3.27	3.60

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.52	$0.53	$0.58	$0.60	$0.64	$1.05	$1.43
Pre-tax, pre-provision operating return on average assets[1,4]	1.42%	1.42%	1.54%	1.61%	1.90%	1.42%	2.05%
Pre-tax, pre-provision operating return on average loans[1,4]	1.83	1.84	1.97	2.05	2.43	1.83	2.63
Operating return on average assets[1,4]	0.91	0.95	1.02	1.06	1.13	0.93	1.28
Operating return on average tangible common equity[1,4]	10.94	11.34	12.37	12.80	13.70	11.14	15.66
Operating efficiency ratio[1]	58.41	58.73	55.50	54.49	48.90	58.57	47.21

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.26%	12.43%	12.27%	12.30%	12.23%	12.34%	12.16%
Tangible common equity to tangible assets[1]	9.14	9.02	9.18	8.86	8.76	9.14	8.76
Tier 1 capital to average assets (leverage)	10.06	10.12	10.03	10.10	9.80	10.06	9.80
Common equity tier 1 capital	10.49	10.37	10.29	10.11	9.76	10.49	9.76
Tier 1 capital to risk-weighted assets	10.75	10.63	10.56	10.37	10.01	10.75	10.01
Total capital to risk-weighted assets	13.45	13.33	13.18	12.95	12.51	13.45	12.51
Risk weighted assets	$11,450,997	$11,407,446	$11,387,825	$11,617,229	$11,742,321	$11,450,997	$11,742,321
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$651,837	$740,769	$629,063	$713,408	$663,921
Debt securities, net	1,349,354	1,344,930	1,257,042	1,060,629	1,144,020
Other investments	75,885	76,788	76,238	80,869	138,894

Loans held for sale (“LHFS”)	57,046	64,762	79,072	41,313	29,876
LHI, mortgage warehouse (“MW”)	568,047	449,531	377,796	390,767	436,255
LHI, excluding MW	9,209,094	9,249,551	9,206,544	9,237,447	9,257,183
Total loans	9,834,187	9,763,844	9,663,412	9,669,527	9,723,314
ACL	(113,431)	(112,032)	(109,816)	(109,831)	(102,150)
Bank-owned life insurance	84,233	85,359	84,833	84,867	84,375
Bank premises, furniture and equipment, net	105,222	105,299	105,727	106,118	105,986
Other real estate owned (“OREO”)	24,256	18,445	—	—	—
Intangible assets, net of accumulated amortization	35,817	38,679	41,753	44,294	48,293
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	232,518	241,863	241,633	291,998	259,263
Total assets	$12,684,330	$12,708,396	$12,394,337	$12,346,331	$12,470,368
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,416,727	$2,349,211	$2,218,036	$2,363,340	$2,234,109
Interest-bearing transaction and savings deposits	3,979,454	4,220,114	4,348,385	3,936,070	3,590,253
Certificates and other time deposits	3,744,596	3,486,805	3,191,737	3,403,427	2,928,949
Correspondent money market deposits	584,067	597,690	580,037	493,681	480,598
Total deposits	10,724,844	10,653,820	10,338,195	10,196,518	9,233,909
Accounts payable and other liabilities	180,585	186,027	195,036	229,116	190,900
Advances from FHLB	—	100,000	100,000	200,000	1,325,000
Subordinated debentures and subordinated notes	230,285	230,034	229,783	229,531	229,279
Total liabilities	11,135,714	11,169,881	10,863,014	10,855,165	10,979,088
Commitments and contingencies
Stockholders’ equity:
Common stock	612	611	610	609	609
Additional paid-in capital	1,321,995	1,319,144	1,317,516	1,314,459	1,311,687
Retained earnings	473,801	457,499	444,242	451,513	429,753
Accumulated other comprehensive loss	(76,713)	(71,157)	(63,463)	(107,833)	(83,187)
Treasury stock	(171,079)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,548,616	1,538,515	1,531,323	1,491,166	1,491,280
Total liabilities and stockholders’ equity	$12,684,330	$12,708,396	$12,394,337	$12,346,331	$12,470,368

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$166,979	$161,942	$165,443	$167,368	$163,727	$328,921	$315,434
Debt securities	15,408	13,695	12,282	10,928	10,166	29,103	21,154
Deposits in financial institutions and Fed Funds sold	7,722	8,050	8,162	7,128	7,507	15,772	13,041
Equity securities and other investments	1,138	900	1,717	1,691	1,118	2,038	2,526
Total interest income	191,247	184,587	187,604	187,115	182,518	375,834	352,155
Interest expense:
Transaction and savings deposits	45,619	46,784	46,225	39,936	32,957	92,403	62,814
Certificates and other time deposits	44,811	40,492	40,165	36,177	28,100	85,303	49,067
Advances from FHLB	1,468	1,391	2,581	8,523	17,562	2,859	29,920
Subordinated debentures and subordinated notes	3,113	3,114	3,100	3,118	3,068	6,227	6,134
Total interest expense	95,011	91,781	92,071	87,754	81,687	186,792	147,935
Net interest income	96,236	92,806	95,533	99,361	100,831	189,042	204,220
Provision for credit losses[1]	8,250	7,500	9,500	8,627	15,000	15,750	24,385
(Benefit) provision for unfunded commitments	—	(1,541)	(1,500)	(909)	(1,129)	(1,541)	368
Net interest income after provisions	87,986	86,847	87,533	91,643	86,960	174,833	179,467
Noninterest income:
Service charges and fees on deposit accounts	4,974	4,896	4,800	5,159	5,272	9,870	10,289
Loan fees	2,207	2,510	1,200	1,564	1,520	4,717	3,584
Loss on sales of debt securities	—	(6,304)	—	—	—	(6,304)	(5,321)
Government guaranteed loan income, net	1,320	2,614	4,378	1,772	4,144	3,934	13,832
Equity method investment (loss) income	—	—	(29,417)	(136)	485	—	(1,036)
Customer swap income	326	449	258	180	983	775	1,196
Other income	1,751	2,497	989	1,135	1,288	4,248	4,679
Total noninterest income (loss)	10,578	6,662	(17,792)	9,674	13,692	17,240	27,223
Noninterest expense:
Salaries and employee benefits	32,790	33,365	30,606	30,949	28,650	66,155	60,515
Occupancy and equipment	4,585	4,677	4,670	4,881	4,827	9,262	9,800
Professional and regulatory fees	5,617	6,053	7,626	7,283	6,868	11,670	11,257
Data processing and software expense	5,097	4,856	4,569	4,541	4,709	9,953	9,429
Marketing	1,976	1,546	1,945	2,353	2,627	3,522	4,406
Amortization of intangibles	2,438	2,438	2,438	2,437	2,468	4,876	4,963
Telephone and communications	365	261	356	362	355	626	833
Other	10,273	8,920	8,028	6,608	6,693	19,193	12,609
Total noninterest expense	63,141	62,116	60,238	59,414	57,197	125,257	113,812
Income before income tax expense	35,423	31,393	9,503	41,903	43,455	66,816	92,878
Income tax expense	8,221	7,237	6,004	9,282	9,725	15,458	20,737
Net income	$27,202	$24,156	$3,499	$32,621	$33,730	$51,358	$72,141

Basic EPS	$0.50	$0.44	$0.06	$0.60	$0.62	$0.94	$1.33
Diluted EPS	$0.50	$0.44	$0.06	$0.60	$0.62	$0.94	$1.32
Weighted average basic shares outstanding	54,457	54,444	54,327	54,300	54,247	54,451	54,199
Weighted average diluted shares outstanding	54,823	54,842	54,691	54,597	54,486	54,832	54,546
1 Includes provision for credit losses on AFS securities of $885 thousand for the six months ended June 30, 2023.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$9,344,482	$160,323	6.90%	$9,283,815	$157,585	6.83%	$9,285,550	$158,685	6.85%
LHI, MW	420,946	6,656	6.36	279,557	4,357	6.27	371,763	5,042	5.44
Debt securities	1,352,293	15,408	4.58	1,294,994	13,695	4.25	1,133,845	10,166	3.60
Interest-bearing deposits in other banks	560,586	7,722	5.54	584,593	8,050	5.54	583,818	7,507	5.16
Equity securities and other investments	78,964	1,138	5.80	76,269	900	4.75	137,868	1,118	3.25
Total interest-earning assets	11,757,271	191,247	6.54	11,519,228	184,587	6.44	11,512,844	182,518	6.36
ACL	(115,978)			(112,229)			(102,559)
Noninterest-earning assets	937,413			929,043			939,938
Total assets	$12,578,706			$12,336,042			$12,350,223

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,570,329	$45,619	4.01%	$4,639,445	$46,784	4.06%	$3,919,745	$32,957	3.37%
Certificates and other time deposits	3,591,035	44,811	5.02	3,283,735	40,492	4.96	2,873,548	28,100	3.92
Advances from FHLB and Other	106,648	1,468	5.54	100,989	1,391	5.54	1,472,912	17,562	4.78
Subordinated debentures and subordinated notes	230,141	3,113	5.44	229,881	3,114	5.45	229,151	3,068	5.37
Total interest-bearing liabilities	8,498,153	95,011	4.50	8,254,050	91,781	4.47	8,495,356	81,687	3.86

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,346,908			2,355,315			2,175,002
Other liabilities	192,036			192,809			169,240
Total liabilities	11,037,097			10,802,174			10,839,598
Stockholders’ equity	1,541,609			1,533,868			1,510,625
Total liabilities and stockholders’ equity	$12,578,706			$12,336,042			$12,350,223

Net interest rate spread[2]			2.04%			1.97%			2.50%
Net interest income and margin[3]		$96,236	3.29%		$92,806	3.24%		$100,831	3.51%

1 Includes average outstanding balances of LHFS of $58.5 million, $53.9 million and $23.4 million for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except percentages)

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$9,314,148	$317,908	6.86%	$9,213,742	$305,486	6.69%
LHI, MW	350,252	11,013	6.32	366,000	9,948	5.48
Debt securities	1,323,644	29,103	4.42	1,192,823	21,154	3.58
Interest-bearing deposits in other banks	572,589	15,772	5.54	531,373	13,041	4.95
Equity securities and other investments	77,616	2,038	5.28	131,462	2,526	3.87
Total interest-earning assets	11,638,249	375,834	6.49	11,435,400	352,155	6.21
ACL	(114,104)			(97,639)
Noninterest-earning assets	933,229			944,883
Total assets	$12,457,374			$12,282,644

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,604,887	$92,403	4.04%	$4,033,975	$62,814	3.14%
Certificates and other time deposits	3,437,385	85,303	4.99	2,731,925	49,067	3.62
Advances from FHLB and Other	103,819	2,859	5.54	1,298,765	29,920	4.65
Subordinated debentures and subordinated notes	230,011	6,227	5.44	230,195	6,134	5.37
Total interest-bearing liabilities	8,376,102	186,792	4.48	8,294,860	147,935	3.60

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,351,112			2,322,790
Other liabilities	192,422			171,299
Total liabilities	10,919,636			10,788,949
Stockholders’ equity	1,537,738			1,493,695
Total liabilities and stockholders’ equity	$12,457,374			$12,282,644

Net interest rate spread[2]			2.01%			2.61%
Net interest income and margin[3]		$189,042	3.27%		$204,220	3.60%
1 Includes average outstanding balances of LHFS of $56.2 million and $21.5 million for the six months ended June 30, 2024 and 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Average yield on interest-earning assets:
Loans[1]	6.90%	6.83%	6.88%	6.92%	6.85%
LHI, MW	6.36	6.27	5.82	6.38	5.44
Total Loans	6.88	6.81	6.85	6.90	6.80
Debt securities	4.58	4.25	4.10	3.87	3.60
Interest-bearing deposits in other banks	5.54	5.54	5.51	5.43	5.16
Equity securities and other investments	5.80	4.75	8.28	4.94	3.25
Total interest-earning assets	6.54%	6.44%	6.51%	6.51%	6.36%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	4.01%	4.06%	4.03%	3.80%	3.37%
Certificates and other time deposits	5.02	4.96	4.85	4.55	3.92
Advances from FHLB	5.54	5.54	5.60	4.66	4.78
Subordinated debentures and subordinated notes	5.44	5.45	5.36	5.39	5.37
Total interest-bearing liabilities	4.50%	4.47%	4.43%	4.21%	3.86%

Net interest rate spread[2]	2.04%	1.97%	2.08%	2.30%	2.50%
Net interest margin[3]	3.29%	3.24%	3.31%	3.46%	3.51%
1Includes average outstanding balances of LHFS of $58.5 million, $53.9 million, $31.2 million, $28.3 million and $23.4 million for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Average cost of interest-bearing deposits	4.46%	4.43%	4.38%	4.12%	3.61%	4.44%	3.33%
Average costs of total deposits, including noninterest-bearing	3.46	3.42	3.37	3.15	2.73	3.44	2.48

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023
	(In thousands, except percentages)
LHI[1]
Commercial and Industrial (“C&I”)	$2,798,260	30.4%	$2,785,987	30.1%	$2,752,063	29.9%	$2,841,024	30.7%	$2,850,084	30.7%
Real Estate:
Owner occupied commercial (“OOCRE”)	806,285	8.7	788,376	8.5	794,088	8.6	697,299	7.5	671,602	7.2
Non-owner occupied commercial (“NOOCRE”)	2,369,848	25.7	2,352,993	25.5	2,350,725	25.5	2,398,060	26.1	2,509,731	27.1
Construction and land	1,536,580	16.7	1,568,257	16.9	1,734,254	18.8	1,705,053	18.4	1,659,700	17.9
Farmland	30,512	0.3	30,979	0.3	31,114	0.3	59,684	0.6	51,663	0.6
1-4 family residential	917,402	10.0	969,401	10.5	937,119	10.2	933,225	10.1	923,442	10.0
Multi-family residential	748,740	8.1	751,607	8.1	605,817	6.6	603,395	6.5	592,473	6.4
Consumer	9,245	0.1	8,882	0.1	10,149	0.1	9,845	0.1	11,189	0.1
Total LHI	$9,216,872	100%	$9,256,482	100%	$9,215,329	100%	$9,247,585	100%	$9,269,884	100%

MW	568,047		449,531		377,796		390,767		436,255

Total LHI[1]	$9,784,919		$9,706,013		$9,593,125		$9,638,352		$9,706,139

Total LHFS	57,046		64,762		79,072		41,313		29,876

Total Loans	$9,841,965		$9,770,775		$9,672,197		$9,679,665		$9,736,015

Deposits
Noninterest-bearing	$2,416,727	22.5%	$2,349,211	22.1%	$2,218,036	21.5%	$2,363,340	23.2%	$2,234,109	24.2%
Interest-bearing transaction	523,272	4.9	724,171	6.8	927,193	8.9	739,098	7.2	676,653	7.3
Money market	3,268,286	30.5	3,326,742	31.2	3,284,324	31.8	3,096,498	30.4	2,816,769	30.5
Savings	187,896	1.8	169,201	1.6	136,868	1.3	100,474	1.0	96,831	1.0
Certificates and other time deposits	3,744,596	34.9	3,486,805	32.7	3,191,737	30.9	3,403,427	33.4	2,928,949	31.7
Correspondent money market accounts	584,067	5.4	597,690	5.6	580,037	5.6	493,681	4.8	480,598	5.3
Total deposits	$10,724,844	100%	$10,653,820	100%	$10,338,195	100%	$10,196,518	100%	$9,233,909	100%

Total Loans to Deposits Ratio	91.8%		91.7%		93.6%		94.9%		105.4%

Total Loans to Deposit Ratio, excluding MW loans and LHFS	85.9%		86.9%		89.1%		90.7%		100.4%

1 Total LHI does not include deferred fees of $7.8 million, $6.9 million, $8.8 million, $10.1 million and $12.7 million at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$58,537	$75,721	$79,133	$65,676	$54,055	$58,537	$54,055
Nonaccrual PCD loans[1]	73	9,419	13,715	13,718	13,721	73	13,721
Accruing loans 90 or more days past due[2]	143	220	2,975	474	528	143	528
Total nonperforming loans held for investment (“NPLs”)	58,753	85,360	95,823	79,868	68,304	58,753	68,304
Other real estate owned	24,256	18,445	—	—	—	24,256	—
Total NPAs	$83,009	$103,805	$95,823	$79,868	$68,304	$83,009	$68,304

Charge-offs:
1-4 family residential	$(31)	$—	$(21)	$—	$—	$(31)	$—
Multifamily	(198)	—	(192)	—	—	(198)	—
OOCRE	—	(120)	(364)	(375)	—	(120)	(116)
NOOCRE	(1,969)	(4,293)	(5,434)	—	(8,215)	(6,262)	(8,215)
C&I	(5,601)	(946)	(3,893)	(1,929)	(3,540)	(6,547)	(4,591)
Consumer	(30)	(71)	(33)	(49)	(92)	(101)	(154)
Total charge-offs	$(7,829)	$(5,430)	$(9,937)	$(2,353)	$(11,847)	$(13,259)	$(13,076)

Recoveries:
1-4 family residential	$—	$1	$1	$—	$1	$1	$2
OOCRE	120	—	—	—	—	120	—
NOOCRE	—	—	—	200	150	—	150
C&I	361	96	387	308	106	457	470
Consumer	497	49	34	14	46	546	52
Total recoveries	$978	$146	$422	$522	$303	$1,124	$674

Net charge-offs	$(6,851)	$(5,284)	$(9,515)	$(1,831)	$(11,544)	$(12,135)	$(12,402)

Provision for credit losses	$8,250	$7,500	$9,500	$8,627	$15,000	$15,750	$24,385

ACL	$113,431	$112,032	$109,816	$109,831	$102,150	$113,431	$102,150

Asset Quality Ratios:
NPAs to total assets	0.65%	0.82%	0.77%	0.65%	0.55%	0.65%	0.55%
NPAs, excluding nonaccrual PCD loans, to total assets	0.65	0.74	0.66	0.54	0.44	0.65	0.44
NPAs to total loans and OREO	0.85	1.06	0.99	0.83	0.70	0.85	0.70
NPLs to total LHI	0.60	0.88	1.00	0.83	0.70	0.60	0.70
NPLs, excluding nonaccrual PCD loans, to total LHI	0.60	0.78	0.86	0.69	0.56	0.60	0.56
ACL to total LHI	1.16	1.15	1.14	1.14	1.05	1.16	1.05
ACL to total loans, excluding MW and LHFS	1.23	1.21	1.19	1.19	1.10	1.23	1.10
Net charge-offs to average loans outstanding[3]	0.28	0.22	0.40	0.08	0.48	0.25	0.26
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,548,616	$1,538,515	$1,531,323	$1,491,166	$1,491,280
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(23,619)	(26,057)	(28,495)	(30,933)	(33,371)
Tangible common equity	$1,120,545	$1,108,006	$1,098,376	$1,055,781	$1,053,457
Common shares outstanding	54,350	54,496	54,338	54,305	54,261

Book value per common share	$28.49	$28.23	$28.18	$27.46	$27.48
Tangible book value per common share	$20.62	$20.33	$20.21	$19.44	$19.41

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,548,616	$1,538,515	$1,531,323	$1,491,166	$1,491,280
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(23,619)	(26,057)	(28,495)	(30,933)	(33,371)
Tangible common equity	$1,120,545	$1,108,006	$1,098,376	$1,055,781	$1,053,457
Tangible Assets
Total assets	$12,684,330	$12,708,396	$12,394,337	$12,346,331	$12,470,368
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(23,619)	(26,057)	(28,495)	(30,933)	(33,371)
Tangible Assets	$12,256,259	$12,277,887	$11,961,390	$11,910,946	$12,032,545
Tangible Common Equity to Tangible Assets	9.14%	9.02%	9.18%	8.86%	8.76%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$27,202	$24,156	$3,499	$32,621	$33,730	$51,358	$72,141
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	4,876	4,876
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,024
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$29,128	$26,082	$5,425	$34,547	$35,656	$55,210	$75,993

Average Tangible Common Equity
Total average stockholders' equity	$1,541,609	$1,533,868	$1,510,286	$1,508,170	$1,510,625	$1,537,738	$1,493,695
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Average core deposit intangibles	(25,218)	(27,656)	(30,093)	(32,540)	(34,969)	(26,437)	(36,159)
Average tangible common equity	$1,111,939	$1,101,760	$1,075,741	$1,071,178	$1,071,204	$1,106,849	$1,053,084
Return on Average Tangible Common Equity (Annualized)	10.54%	9.52%	2.00%	12.80%	13.35%	10.03%	14.55%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, plus M&A expenses less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	June 30, 2024	Jun 30, 2023
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$27,202	$24,156	$3,499	$32,621	$33,730	$51,358	$72,141
Plus: Severance payments[1]	613	—	—	—	1,194	613	2,029
Plus: Loss on sale of AFS securities, net	—	6,304	—	—	—	6,304	5,321
Plus: Equity method investment write-down	—	—	29,417	—	—	—	—
Plus: FDIC special assessment	134	—	768	—	—	134	—
Operating pre-tax income	27,949	30,460	33,684	32,621	34,924	58,409	79,491
Less: Tax impact of adjustments	166	1,323	2,059	—	251	1,489	1,544
Plus: Nonrecurring tax adjustments	527	—	—	—	—	527	—
Operating earnings	$28,310	$29,137	$31,625	$32,621	$34,673	$57,447	$77,947

Weighted average diluted shares outstanding	54,823	54,842	54,691	54,597	54,486	54,832	54,546
Diluted EPS	$0.50	$0.44	$0.06	$0.60	$0.62	$0.94	$1.32
Diluted operating EPS	$0.52	$0.53	$0.58	$0.60	$0.64	$1.05	$1.43
1 Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$27,202	$24,156	$3,499	$32,621	$33,730	$51,358	$72,141
Plus: Provision for income taxes	8,221	7,237	6,004	9,282	9,725	15,458	20,737
Plus: Provision for credit losses and unfunded commitments	8,250	5,959	8,000	7,718	13,871	14,209	24,753
Plus: Severance payments	613	—	—	—	1,194	613	2,029
Plus: Loss on sale of AFS securities, net	—	6,304	—	—	—	6,304	5,321
Plus: Equity method investment write-down	—	—	29,417	—	—	—	—
Plus: FDIC special assessment	134	—	768	—	—	134	—
Pre-tax, pre-provision operating earnings	$44,420	$43,656	$47,688	$49,621	$58,520	$88,076	$124,981

Average total assets	$12,578,706	$12,336,042	$12,306,634	$12,259,062	$12,350,223	$12,457,374	$12,282,644
Pre-tax, pre-provision operating return on average assets[1]	1.42%	1.42%	1.54%	1.61%	1.90%	1.42%	2.05%

Average loans	$9,765,428	$9,563,372	$9,581,784	$9,625,005	$9,657,313	$9,664,400	$9,579,742
Pre-tax, pre-provision operating return on average loans[1]	1.83%	1.84%	1.97%	2.05%	2.43%	1.83%	2.63%

Average total assets	$12,578,706	$12,336,042	$12,306,634	$12,259,062	$12,350,223	$12,457,374	$12,282,644
Return on average assets[1]	0.87%	0.79%	0.11%	1.06%	1.10%	0.83%	1.18%
Operating return on average assets[1]	0.91	0.95	1.02	1.06	1.13	0.93	1.28

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$28,310	$29,137	$31,625	$32,621	$34,673	$57,447	$77,947
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	4,876	4,876
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,024
Operating earnings adjusted for amortization of core deposit intangibles	$30,236	$31,063	$33,551	$34,547	$36,599	$61,299	$81,799

Average Tangible Common Equity
Total average stockholders' equity	$1,541,609	$1,533,868	$1,510,286	$1,508,170	$1,510,625	$1,537,738	$1,493,695
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Less: Average core deposit intangibles	(25,218)	(27,656)	(30,093)	(32,540)	(34,969)	(26,437)	(36,159)
Average tangible common equity	$1,111,939	$1,101,760	$1,075,741	$1,071,178	$1,071,204	$1,106,849	$1,053,084
Operating return on average tangible common equity[1]	10.94%	11.34%	12.37%	12.80%	13.70%	11.14%	15.66%

Efficiency ratio	59.11%	62.45%	77.49%	54.49%	49.94%	60.72%	49.17%
Operating efficiency ratio
Net interest income	$96,236	$92,806	$95,533	$99,361	$100,831	$189,042	$204,220

Noninterest income	10,578	6,662	(17,792)	9,674	13,692	17,240	27,223
Plus: Loss on sale of AFS securities, net	—	6,304	—	—	—	6,304	5,321
Plus: Equity method investment write-down	—	—	29,417	—	—	—	—
Operating noninterest income	10,578	12,966	11,625	9,674	13,692	23,544	32,544
Noninterest expense	63,141	62,116	60,238	59,414	57,197	125,257	113,812
Less: FDIC special assessment	134	—	768	—	—	134	—
Less: Severance payments	613	—	—	—	1,194	613	2,029
Operating noninterest expense	$62,394	$62,116	$59,470	$59,414	$56,003	$124,510	$111,783
Operating efficiency ratio	58.41%	58.73%	55.50%	54.49%	48.90%	58.57%	47.21%
1 Annualized ratio for quarterly metrics.